UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

8i Acquisition 2 Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40462	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 6 Eu Tong Seng Street

#08-13 Singapore 059817

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65-6788 0388

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half (1/2) of one Ordinary Share, and one Right to acquire one-tenth of an Ordinary Share	LAXXU	NASDAQ Stock Market LLC

Ordinary Shares included as part of the Units	LAX	NASDAQ Stock Market LLC

Redeemable Warrants included as part of the Units	LAXXW	NASDAQ Stock Market LLC

Rights included as part of the Units	LAXXR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Forward Purchase Agreement

As previously announced, 8i Acquisition 2 Corp., a British Virgin Islands business company (“LAX” or the “Company”), entered into a Share Purchase Agreement (the “SPA”) dated April 11, 2022, as amended, with EUDA Health Limited, a British Virgin Islands business company (“EUDA Health”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, a business combination between LAX and EUDA Health will be effected through the purchase by Company of all of the issued and outstanding shares of EUDA Health from the Seller (the “Share Purchase”).

On November 1, 2022, the Company and Greentree Financial Group, Inc., a Florida corporation (the “Investor”) entered into a Forward Share Purchase Agreement (the “Forward Purchase Agreement”) pursuant to which, on the sixty (60) day anniversary of the date of the closing of the Share Purchase, the Investor may elect to sell and transfer to the Company, and the Company will purchase, in the aggregate up to 125,000 ordinary shares of the Company, no par value per share (the “Investor Shares”) then held by the Investor. The Company will purchase the Investor Shares at a price of $10.41 per share (the “Shares Purchase Price”). The date of the closing of the Share Purchase is referred to as “Share Purchase Closing Date”, and the date of the purchase by the Company of the Investor Shares is referred to as the “Investor Shares Closing Date”. In conjunction with the sale of the Investor Shares to the Company, the Investor shall notify the Company and the Escrow Agent (as defined below) in writing anytime during the period commencing fifteen (15) business days and ending two (2) business days prior to the sixty (60) day anniversary of the Share Purchase Closing Date whether or not such Investor is exercising its right to sell the Investor Shares that such Investor holds to the Company pursuant to the Forward Purchase Agreement (each, a “Investor Shares Sale Notice”). Failure of timely delivery of the Investor Shares Sales Notice shall be deemed as forfeiture of such Investor’s right to sell any Investor Shares to the Company pursuant to the Forward Purchase Agreement. If an Investor Shares Sale Notice is timely delivered by the Investor to the Company and the Escrow Agent, the Company will purchase from such Investor the Investor Shares held by such Investor on the Investor Shares Closing Date.

The Investor agreed to purchase all Investor Shares at a price per share no greater than the price paid to the Company’s public shareholders who elected to redeem their shares in connection with shareholders’ vote to approve the Share Purchase (the “Redemption Price”). In exchange for the Company’s commitment to purchase the Investor Shares on the Investor Shares Closing Date, the Investor agreed that it will not request redemption of any of the Investor Shares in conjunction with the Company’s shareholders’ approval of the Share Purchase, or tender the Investor Shares to the Company in response to any redemption or tender offer that the Company may commence for its ordinary shares. Such waiver by the Investor may reduce the number of ordinary shares redeemed in connection with the Share Purchase, which reduction could alter the perception of the potential strength of the business combination transaction contemplated by the SPA.

Commencing on the day after the Share Purchase Closing Date and prior to the one (1) month anniversary of the Share Purchase Closing Date, the Investor may sell its Investor Shares in the open market as long as the sales price exceeds $10.36 per Investor Share (such sale, the “Early Sale” and such shares, the “Early Sale Shares”). If the Investor sells any Investor Shares in an Early Sale, the Escrow Agent shall release from the Escrow Account (x) to the Investor an amount equal to $0.05 per Early Sale Share sold by the Investor (the “Early Sale Premium”) and (y) to the Company an amount equal to $10.36 per Early Sale Share sold in such Early Sale. If the Investor has sold Investor Shares in the open market other than an Early Sale, the Escrow Agent shall release to the Company for the Company’s use without restriction an aggregate amount equal to the number of Investor Shares sold multiplied by the Shares Purchase Price.

Within one (1) business day following the closing of the Share Purchase, the Company will deposit into an escrow account with American Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of an escrow agreement, an amount equal to the Shares Purchase Price multiplied by the aggregate number of Investor Shares held by Investor as of the closing of the Share Purchase (the “Escrowed Funds”). The Company’s purchase of the Investor Shares will be made with funds from the escrow account attributed to the Investor Shares. In the event that an Investor sells any Investor Shares as provided for above, it shall provide notice to the Company and the Escrow Agent within three (3) business days of such sale (the “Open Market Sale Notice), and the Escrow Agent shall release from the escrow account for the Company’s use without restriction an amount equal to the pro rata portion of the escrow attributed to the Investor Shares which the Investor has sold.

In the event that the Investor chooses not to sell to the Company any Investor Shares that the Investor owns as of the sixty (60) day anniversary of the Share Purchase Closing Date, or if the Investor fails to timely provide notice of its election to sell such Investor Shares to the Company, the Escrow Agent shall release all remaining funds from the escrow account for the Company’s use without restriction.

Nothing in the Forward Purchase Agreement prohibits or restricts the Investor from purchasing from third parties prior to the Share Purchase Closing Date ordinary shares, including shares that have previously been tendered by third parties for redemption in conjunction with the Company’s shareholders’ approval of the Share Purchase, to the extent such third parties unwind such tenders for redemption, or any warrants, convertible notes or options (including puts or calls) of the Company; provided, the aggregate number of Investor Shares (including any additional shares) owned by the Investor shall not exceed 125,000 ordinary shares of the Company, unless otherwise agreed in writing by all parties.

The Forward Purchase Agreement contain customary representations, warranties and covenants from the parties. The Company’ obligation to consummate the transactions contemplated by the Forward Purchase Agreement are subject to the consummation of the Share Purchase.

The Company agreed to indemnify the Investor and its respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of the Company, EUDA Health or any of their respective subsidiaries asserting that Investor is not entitled to receive the aggregate Share Purchase Price or such portion thereof as it is entitled to receive pursuant to the Forward Purchase Agreement, unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

The Forward Purchase Agreement may be terminated: (i) by mutual written consent of the Company and the Investor; (ii) automatically if the Company’s shareholders fail to approve the Share Purchase before November 24, 2022 (the “Outside Date”), as the Outside Date may be extended pursuant to the SPA, or if the closing of the Share Purchase does not occur for any reason; and (iii) prior to the closing of the Share Purchase by the Investor if there occurs a Company Material Adverse Effect (as defined in that the SPA), or by the Investor if the Escrow Agreement is not executed (by any party to the Escrow Agreement other than the Investor) for any reason on or before the Share Purchase Closing Date.

The primary purpose of entering into the Forward Purchase Agreement is to help ensure that certain Nasdaq initial listing requirements will be met, and therefore increases the likelihood that the Business Combination will close.

Waiver Agreement to the SPA

On November 7, 2022, 8i and the Seller entered into a Waiver Agreement (the “Waiver Agreement”) waiving among other things, the following conditions to closing of the SPA (the “Closing”), effective as of the date of Closing:

●	that United Overseas Bank Limited has consented in writing to the consummation of the SPA under each of the Banking Facility Agreement dated August 21, 2019 between Kent Ridge Healthcare Singapore Private Limited (formerly known as Sheares HMO Private Limited) and United Overseas Bank Limited and the Deed of Debenture dated October 16, 2019 between Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited;

●	that Funding Societies Private Limited has consented in writing to the consummation of the Transaction under the Note issuance agreement (bolt term financing) dated February 23, 2022, along with the investment note certificate dated February 24, 2022 representing the aggregate value of S$100,000 between Kent Ridge Healthcare Singapore Private Limited as issuer, Chen Weiwen Kelvin as guarantor, Funding Societies Private Limited as an agent acting on behalf of the investors, and DBS Bank Limited Singapore as escrow agent;

●	that EUDA will have aggregate cash equal to or exceed $10.0 million immediately prior to Closing;

●	that certain designees of the Seller, who will receive an aggregate of 1,000,000 ordinary shares of the Company at Closing will be required to sign the Lock-Up Agreement; and

●	that Kent Ridge Health Private Limited shall have irrevocably amended its organizational documents to remove “Kent Ridge” from its official name.

The foregoing description is only a summary of the Forward Purchase Agreement and the Waiver Agreement and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement and the Waiver Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated by reference herein. The Forward Purchase Agreement and Waiver Agreement are included as exhibits to this Current Report on Form 8-K in order to provide shareholders with material information regarding the terms of the transactions. They are not intended to provide any other factual information about the Company or the Investor. The representations, warranties and covenants contained in the Forward Purchase Agreement were made only for purposes of that agreement; are solely for the benefit of the parties to such respective Forward Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to such Forward Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to Investor. Shareholders should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

Item 8.01 Other Events

The following disclosures supplement the disclosures contained in the definitive proxy statement, which was filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on October 13, 2022, and distributed on or about October 17, 2022 to the Company’s stockholders of record as of the close business on October 10, 2022 in connection with the Business Combination (the “Definitive Proxy Statement”).

The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

Supplements to the Definitive Proxy Statement

The Definitive Proxy Statement is amended and supplemented on page 21 by adding the following to the “SUMMARY OF THE PROXY STATEMENT – Other Agreements Relating to the Business Combination” section of the Definitive Proxy Statement.

Forward Purchase Agreement

On November 1, 2022, 8i and Greentree Financial Group, Inc., a Florida corporation (“Greentree”) entered into an agreement (the “Forward Purchase Agreement”) pursuant to which, among other things, (a) Greentree intends, but is not obligated, to purchase 8i’s Ordinary Shares, after the date of the Forward Purchase Agreement from holders of the Ordinary Shares, other than 8i or its affiliates, who have redeemed their Ordinary Shares or indicated an interest in redeeming the Ordinary Shares they hold pursuant to the redemptions rights set forth in 8i’s Current Charter in connection with the Business Combination; and (b) Greentree has agreed to waive any redemption rights in connection with the Business Combination with respect to any Ordinary Shares it purchases in accordance with the Forward Purchase Agreement. Such waiver by Greentree may reduce the number of Ordinary Shares redeemed in connection with the Share Purchase, which reduction could alter the perception of the potential strength of the Business Combination transaction contemplated by the SPA. To the extent Greentree purchases 8i’s Ordinary Shares in accordance with the Forward Purchase Agreement, Greentree may elect to sell and transfer to 8i, and 8i has agreed to purchase, in the aggregate up to 125,000 Ordinary Shares (the “Investor Shares”) then held by Greentree on the sixty (60) day anniversary of the date of the closing of the Share Purchase, and pay Greentree at a price of $10.41 per Investor Share (the “Investor Shares Purchase Price”), out of the funds held in the Trust Account, the Escrowed Funds (as such term is defined in the “Proposal No. 1 – The Business Combination Proposal – Ancillary Agreements to the SPA”).

Agreement for Advisory Services

On October 18, 2022, Seller and GSV Capital Partners LLC (“GSV”) entered into an Agreement for Advisory Services pursuant to which, among other things, (a) Seller retained GSV to facilitate the Forward Purchase Transaction; and (b) GSV will receive from Seller up to 50,000 Ordinary Shares of 8i following the closing of the Business Combination as payment for its advisory services, provided that Greentree has not breached any terms of the Forward Purchase Agreement. On November 6, 2022, Seller and GSV reached an oral agreement to reduce the consideration to GSV from 50,000 shares to 12,500 shares.

The Definitive Proxy Statement is amended and restated on pages 29 through 31 under “SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION” section of the Definitive Proxy Statement.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma combined financial data gives effect to the Business Combination and the other transactions contemplated by the SPA described in the section titled “Unaudited Pro Forma Combined Financial Information”.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information of 8i appearing elsewhere in this supplement and the Definitive Proxy Statement and the accompanying notes. The unaudited pro forma combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of 8i and EUDA and related notes included in the Definitive Proxy Statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma combined financial information included in this supplement and the Definitive Proxy Statement has been prepared using the assumptions below with respect to the potential redemption into cash of 8i’s ordinary shares:

● Scenario 1––Assuming No Redemptions: This presentation assumes that no public shareholders exercise redemption rights with respect to their ordinary shares for a pro rata share of the funds in 8i’s Trust Account.

● Scenario 2––Assuming Maximum Redemptions: This presentation assumes that shareholders holding 7,487,500 8i ordinary shares will exercise their redemption rights for their pro rata share (approximately $10.03 per share) of the funds in the trust account. The maximum redemption amount is derived so that there is a minimum market value of unrestricted publicly held shares of $20.0 million, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions and are factually supportable. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the transactions.

This information should be read together with 8i’s and EUDA’s financial statements and related notes, “8i’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “EUDA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Definitive Proxy Statement.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Combined Company will experience.

	For the Six Months Ended June 30, 2022
	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Statements of Operations Data:
Revenues	$-	$5,095,060	$5,095,060	$5,095,060
Cost of revenues	-	3,163,172	3,163,172	3,163,172
Gross profit	-	1,931,888	1,931,888	1,931,888
Operating expenses	1,760,114	3,591,873	2,817,987	2,817,987
Loss from operations	(1,760,114)	(1,659,985)	(886,099)	(886,099)
Other income (expense), net	222,166	122,371	122,371	122,371
Loss before income taxes	(1,537,948)	(1,537,614)	(763,728)	(763,728)
Provision for income taxes	-	97,953	97,953	97,953
Net loss	(1,537,948)	(1,635,567)	(861,681)	(861,681)
Less: Net income attributable to noncontrolling interest	-	2,226	2,226	2,226
Net loss attributable to ordinary shareholders	$(1,537,948)	$(1,637,793)	$(863,907)	$(863,907)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		-	-
Basic and diluted net loss per redeemable ordinary share	$(0.13)		$-	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	18,677,725
Basic and diluted net loss per non-redeemable ordinary share	$(0.16)	$(1.64)	$(0.03)	$(0.05)

	For the Year Ended December 31, 2021
	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Statements of Operations Data:
Revenues	$-	$10,544,550	$10,544,550	$10,544,550
Cost of revenues	-	6,300,197	6,300,197	6,300,197
Gross profit	-	4,244,353	4,244,353	4,244,353
Operating expenses	278,411	5,472,580	5,750,991	5,750,991
Income (loss) from operations	(278,411)	(1,228,227)	(1,506,638)	(1,506,638)
Other income (expense), net	746	2,176,764	2,176,764	2,176,764
Income (loss) before income taxes	(277,665)	948,537	670,126	670,126
Provision for income taxes	-	48,141	48,141	48,141
Net income (loss)	(277,665)	900,396	621,985	621,985
Less: Net income attributable to noncontrolling interest	-	35,567	35,567	35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$586,418	$586,418
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		-	-
Basic and diluted net earnings per redeemable ordinary share	$5.14		$-	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697	1,000,000	26,165,225	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)	$0.86	$0.02	$0.03

	As of June 30, 2022
	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Balance Sheets Data:
Total assets	$86,775,601	$7,051,012	$87,537,453	$12,437,828
Total liabilities	$4,730,054	$8,083,831	$5,130,206	$5,130,206
Mezzanine equity	85,769,097	-	-	-
Total shareholders’ equity (deficit)	(3,723,550)	(1,112,608)	82,327,458	7,227,833
Noncontrolling Interest	-	79,789	79,789	79,789
Total liabilities, mezzanine equity, shareholders’ equity (deficiency)	$86,775,601	$7,051,012	$87,537,453	$12,437,828

The Definitive Proxy Statement is amended and supplemented on page 54 by adding the following at the end of the risk factor entitled “Risks Related to 8i’s Business and Business Combination.”:

8i and EUDA will incur significant transaction and transition costs in connection with the Business Combination.

On November 1, 2022, 8i entered into the Forward Purchase Agreement with Greentree Financial Group, Inc., a Florida corporation (“Greentree”). To the extent Greentree purchases 8i’s Ordinary Shares in accordance with the Forward Purchase Agreement, Greentree may elect to sell and transfer to 8i, and 8i has agreed to purchase, in the aggregate up to 125,000 Ordinary Shares (the “Investor Shares”) then held by Greentree on the sixty (60) day anniversary of the date of the closing of the Share Purchase, and pay Greentree at a price of $10.41 per Investor Share (the “Investor Shares Purchase Price”), out of the funds held in the Trust Account, the Escrowed Funds (as such term is defined in the “Proposal No. 1 – The Business Combination Proposal – Ancillary Agreements to the SPA”). 8i will not have access to the Escrowed Funds immediately following the Closing, and depending on the manner in which Greentree’s share purchase is settled, may never have access to the Escrowed Funds, which may adversely affect the Combined Company’s liquidity and capital needs following the Business Combination.

The Definitive Proxy Statement is amended and restated on pages 72 through 78 under the “Unaudited Pro Forma Condensed Combined Financial Information” and “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” sections of the Definitive Proxy Statement:

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

ASSETS:
Current assets:
Cash	$193,546	$245,017	$86,472,912	(A)	$80,622,315	$(75,099,625)	(H)	$5,522,690
			(3,018,750)	(B)
			(1,324,410)	(E)
			(1,146,000)	(F)
			(800,000)	(G)
Accounts receivable, net	-	1,997,684	-		1,997,684	-		1,997,684
Other receivables	-	1,792,193	-		1,792,193	-		1,792,193
Other receivables - related parties	-	18,808	-		18,808	-		18,808
Prepaid expenses and other current assets	109,143	137,000	-		246,143	-		246,143
Investments held in Trust Account	86,472,912	-	(86,472,912)	(A)	-	-		-
Total current assets	86,775,601	4,190,702	(6,289,160)		84,677,143	(75,099,625)		9,577,518

Property and equipment, net	-	23,358	-		23,358	-		23,358

Other assets:
Other receivables	-	1,066,327	-		1,066,327	-		1,066,327
Intangible assets, net	-	223,999	-		223,999	-		223,999
Goodwill	-	963,733	-		963,733	-		963,733
Operating right-of-use asset	-	47,113	-		47,113	-		47,113
Finance right-of-use assets	-	19,717	-		19,717	-		19,717
Loan to third party	-	516,063	-		516,063	-		516,063
Total other assets	-	2,836,952	-		2,836,952	-		2,836,952

TOTAL ASSETS	$86,775,601	$7,051,012	$(6,289,160)		$87,537,453	$(75,099,625)		$12,437,828

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short term loans - bank and private lender	$-	$233,101	$-		$233,101	$-		$233,101
Short term loans - third parties	-	143,977	-		143,977	-		143,977
Accounts payable	824,410	968,796	(824,410)	(E)	968,796	-		968,796
Accounts payable - related party	-	977,705	-		977,705	-		977,705
Other payables and accrued liabilities	-	1,108,839	(374,000)	(F)	734,839	-		734,839
Other payables - related parties	86,894	4,262,953	(2,666,519)	(D)	1,683,328	-		1,683,328
Promissory note - related party	800,000	-	(800,000)	(G)	-	-		-
Operating lease liability	-	47,113	-		47,113	-		47,113
Finance lease liabilities	-	12,038	-		12,038	-		12,038
Taxes payable	-	278,525	-		278,525	-		278,525
Deferred underwriting commissions	3,018,750	-	(3,018,750)	(B)	-	-		-
Total current liabilities	4,730,054	8,033,047	(7,683,679)		5,079,422	-		5,079,422

Other liabilities:
Deferred tax liabilities	-	38,080	-		38,080	-		38,080
Finance lease liabilities - non-current	-	12,704	-		12,704	-		12,704
Total other liabilities	-	50,784	-		50,784	-		50,784

TOTAL LIABILITIES	4,730,054	8,083,831	(7,683,679)		5,130,206	-		5,130,206

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption	85,769,097	-	(85,769,097)	(H)	-	-		-

Shareholders’ equity (deficit):
Ordinary shares	-	334,863	(3,723,550)	(C)	84,274,929	(75,099,625)	(H)	9,175,304
			2,666,519	(D)
			(772,000)	(F)				-
			85,769,097	(H)
Accumulated deficit	(3,723,550)	(1,457,460)	3,723,550	(C)	(1,957,460)	-		(1,957,460)
			(500,000)	(E)
Accumulated other comprehensive income (loss)	-	9,989	-		9,989	-		9,989
Total shareholders’ equity (deficit)	(3,723,550)	(1,112,608)	87,163,616		82,327,458	(75,099,625)		7,227,833
Noncontrolling Interest	-	79,789	-		79,789	-		79,789
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$86,775,601	$7,051,012	$(6,289,160)		$87,537,453	$(75,099,625)		$12,437,828

(1)	Derived from the balance sheet of 8i Acquisition 2 Corp. (“8i”) as of July 31, 2022. See 8i’s financial statements and the related notes appearing elsewhere in this supplement and the Definitive Proxy Statement.

(2)	Derived from the consolidated balance sheet of Euda Health Limited (“EUDA”) as of June 30, 2022. See EUDA’s financial statements and the related notes appearing elsewhere in this supplement and the Definitive Proxy Statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Revenues	$-	$5,095,060	$-		$5,095,060	$-		$5,095,060
Cost of revenues	-	3,163,172	-		3,163,172	-		3,163,172
Gross profit	-	1,931,888	-		1,931,888	-		1,931,888
Operating expenses:
Selling	-	650,800	-		650,800			650,800
General and administrative expenses	1,760,114	2,930,932	(1,219,000)	(AA)	2,157,046	-		2,157,046
			(1,315,000)	(BB)		-
Research and development expenses	-	10,141	-		10,141	-		10,141
Total operating expenses	1,760,114	3,591,873	(2,534,000)		2,817,987	-		2,817,987
Loss from operations	(1,760,114)	(1,659,985)	2,534,000		(886,099)	-		(886,099)
Other income (expense)
Dividends on marketable securities held in trust	222,166	-	(222,166)	(CC)	-	-		-
Interest expense, net	-	(32,086)	-		(32,086)	-		(32,086)
Gain on disposal of subsidiaries	-	30,055	-		30,055	-		30,055
Other income, net	-	124,402	-		124,402	-		124,402
Total other income, net	222,166	122,371	(222,166)		122,371	-		122,371
Loss before income taxes	(1,537,948)	(1,537,614)	2,311,834		(763,728)	-		(763,728)
Provision for income taxes	-	97,953	-		97,953	-		97,953
Net loss	(1,537,948)	(1,635,567)	2,311,834		(861,681)	-		(861,681)
Less: Net income attributable to noncontrolling interest	-	2,226	-		2,226	-		2,226
Net loss attributable to ordinary shareholders	$(1,537,948)	$(1,637,793)	$2,311,834		$(863,907)	$-		$(863,907)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		(8,625,000)	(DD)	-	-		-
Basic and diluted net earnings per redeemable ordinary share	$(0.13)				$-			$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500		23,716,725	(DD)	26,165,225	(7,487,500)	(DD)	18,677,725
Basic and diluted net loss per non-redeemable ordinary share	$(0.16)				$(0.03)			$(0.05)

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic and diluted loss per share per ordinary share		$(1.64)

(1)	Derived from the historical information of 8i for the six months ended July 31, 2022.

(2)	Derived from the statement of income and comprehensive income of EUDA for the six months ended June 30, 2022. See EUDA’s financial statements and the related notes appearing elsewhere in this supplement and the Definitive Proxy Statement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Revenues	$-	$10,544,550	$-		$10,544,550	$-		$10,544,550
Cost of revenues	-	6,300,197	-		6,300,197	-		6,300,197
Gross profit	-	4,244,353	-		4,244,353	-		4,244,353
Operating expenses:
Selling	-	1,258,442	-		1,258,442	-		1,258,442
General and administrative expenses	278,411	4,084,873	-		4,363,284	-		4,363,284
Research and development expenses	-	129,265	-		129,265	-		129,265
Total operating expenses	278,411	5,472,580	-		5,750,991	-		5,750,991
Loss from operations	(278,411)	(1,228,227)	-		(1,506,638)	-		(1,506,638)
Other income (expense)
Dividends on marketable securities held in trust	746	-	(746)	(CC)	-	-		-
Interest expense, net	-	(127,126)	-		(127,126)	-		(127,126)
Other income, net	-	386,828	-		386,828	-		386,828
Investment income	-	1,917,062	-		1,917,062	-		1,917,062
Total other income, net	746	2,176,764	(746)		2,176,764	-		2,176,764
Income (loss) before income taxes	(277,665)	948,537	(746)		670,126	-		670,126
Provision for income taxes	-	48,141	-		48,141	-		48,141
Net income (loss)	(277,665)	900,396	(746)		621,985	-		621,985
Less: Net income attributable to noncontrolling interest	-	35,567	-		35,567	-		35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$(746)		$586,418	$-		$586,418

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		(1,606,849)	(EE)	-	-		-
Basic and diluted net earnings per redeemable ordinary share	$5.14				$-			$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697		23,954,528	(EE)	26,165,225	(7,487,500)	(EE)	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)				$0.02			$0.03

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic earnings per share per ordinary share		$0.86

(1)	Derived from the historical information of 8i for the twelve months ended January 31, 2022.

(2)	Derived from the statement of income and comprehensive income of EUDA for the year ended December 31, 2021. See EUDA’s financial statements and the related notes appearing elsewhere in this supplement and the Definitive Proxy Statement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basic of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s balance sheet as of July 31, 2022 and the related notes included elsewhere in this supplement and the Definitive Proxy Statement; and
●	EUDA’s balance sheet as of June 30, 2022 and the related notes included elsewhere in this supplement and the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the six months ended July 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the six months ended June 30, 2022 and the related notes included elsewhere in this supplement the Definitive Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the twelve months ended January 31, 2022 derived from the historical information of 8i; and

●	EUDA’s statement of operations for the year end December 31, 2021 and the related notes included elsewhere in this supplement and the Definitive Proxy Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this supplement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of 8i and EUDA.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of 8i ordinary shares:

●	Scenario 1 –– Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise Redemption Rights with respect to their Public Shares for a pro rata share of the funds in 8i’s Trust Account.

●	Scenario 2 –– Assuming Maximum Redemptions: This presentation assumes that shareholders holding 7,487,500 8i ordinary shares will exercise their redemption rights for their pro rata share (approximately $10.03 per share) of the funds in the trust account. The maximum redemption amount is derived so that there is a minimum market value of unrestricted publicly held shares of $20.0 million, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Additionally, the unaudited pro forma combined financial information does not give effect to the 4,000,000 EUDA Earnout Shares as the earnout contingency has not been met at period end.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that EUDA believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. EUDA believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

8i and EUDA have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination;

(B)	Reflects the settlement of approximately $3.0 million deferred underwriting commissions that become due and payable upon the consummation of the Business Combination;

(C)	Reflects the issuance of 891,725 no par value ordinary shares resulted from the conversion of Public and Private rights and the elimination of the historical accumulated deficit of 8i, the accounting acquiree, into EUDA’s ordinary shares upon the consummation of the Business Combination;

(D)	Reflects the forgiveness of indebtedness of approximately $2.7 million from a shareholder of EUDA and reclassify into no par value capital upon the consummation of the Business Combination;

(E)	Reflects the settlement of approximately $1.3 million of 8i’s transaction costs related to the Business Combination, of which, approximately $0.8 million of transaction costs accrued as of the date of the unaudited pro forma condensed combined balance sheet and approximately $0.5 million as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination;

(F)	Reflects the recapitalization of EUDA through (a) the issuance of 14,000,000 no par value ordinary shares to EUDA’s shareholders (b) the consideration of the issuance of 4,000,000 Earnout ordinary shares deemed to be as equity instruments in accounted for under ASC 815, (c) the settlement of approximately $1.1 million of EUDA’s transaction costs related to the Business Combination, of which, approximately $0.3 million of transaction costs accrued as of the date of the unaudited pro forma condensed combined balance sheet and approximately $0.8 million of transaction costs reclassify into no par value capital upon the closing of the Business Combination, and (d) the issuance of 200,000 no par value ordinary shares to a third party service provider for services rendered in connection with the Business Combination upon the consummation of the Business Combination;

(G)	Reflects the settlement of approximately $0.8 million related party promissory note that become due and payable upon the consummation of the Business Combination; and

(H)	In Scenario 1, reflects the reclassification of 8,225,000 ordinary share subject to possible redemption to permanent equity at no par value with no redemptions. In Scenario 2, which assumes the same facts as described in Items A through G above, but also assumes the maximum number of 7,487,500 shares are redeemed for cash by 8i shareholders, at a redemption price of $10.03 per share, represents the maximum redemption amount to ensure a minimum market value of unrestricted publicly held shares of $20.0 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are as follows:

(AA)	Represents an adjustment to eliminate non-recurring transaction costs of the Business Combination which are reflected in the historical financial statements of 8i in the amount of approximately $1.2 million for the six month ended July 31, 2022;

(BB)	Represents an adjustment to eliminate non-recurring transaction costs of the Business Combination which are reflected in the historical financial statements of EUDA in the amount of approximately $1.3 million for the six month ended June 30, 2022.

(CC)	Represents an adjustment to eliminate income from dividends on marketable securities held in trust as of the beginning of the period.

(DD)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2022. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to eliminate the number of 7,487,500 shares are redeemed for cash by 8i shareholders to ensure a minimum market value of unrestricted publicly held shares of $20.0 million the Business Combination for the entire period;

(EE)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the Business Combination as if it had been consummated on January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to eliminate the number of 7,487,500 shares are redeemed for cash by 8i shareholders to ensure a minimum market value of unrestricted publicly held shares of $20.0 million in the Business Combination for the entire period.

Note 4 – Earnings (Loss) per Share

Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted earnings (loss) per share is computed by dividing pro forma net income/loss by the weighted average number of ordinary shares outstanding during the periods.

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the six months ended June 30, 2022:

	For the Six Months Ended June 30, 2022
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to ordinary shareholders	$(863,907)	$(863,907)
Weighted average shares outstanding – basic and diluted	26,165,225	18,677,725
Pro forma loss per share – basic and diluted	$(0.03)	$(0.05)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000	8,625,000
8i public shares converted from rights	862,500	862,500
8i Sponsor and directors shares	2,156,250	2,156,250
8i private shares	292,250	292,250
8i private shares converted from rights	29,225	29,225
8i public shares redeemed	-	(7,487,500)
8i service provider shares	200,000	200,000
8i shares issued in the Business Combination	14,000,000	14,000,000
Total weighted average shares outstanding	26,165,225	18,677,725

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the year ended December 31, 2021:

	For the Year Ended December 31, 2021
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income attributable to ordinary shareholders	$586,418	$586,418
Weighted average shares outstanding – basic and diluted	26,165,225	18,677,725
Pro forma earnings per share – basic and diluted	$0.02	$0.03

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000	8,625,000
8i public shares converted from rights	862,500	862,500
8i Sponsor and directors shares	2,156,250	2,156,250
8i private shares	292,250	292,250
8i private shares converted from rights	29,225	29,225
8i public shares redeemed	-	(7,487,500)
8i service provider shares	200,000	200,000
8i shares issued in the Business Combination	14,000,000	14,000,000
Total weighted average shares outstanding	26,165,225	18,677,725

The Definitive Proxy Statement is amended and supplemented on page 82 by adding the following to the “Proposal No. 1 – The Business Combination Proposal – General Description of the SPA – Conditions to Closing” section of the Definitive Proxy Statement:

On November 7, 2022, 8i and the Seller entered into a Waiver Agreement waiving among other things, the following conditions to Closing, effective as of the date of Closing:

●	that United Overseas Bank Limited has consented in writing to the consummation of the Transaction under each of the Banking Facility Agreement dated 21 August 2019 between Kent Ridge Healthcare Singapore Private Limited (formerly known as Sheares HMO Private Limited) and United Overseas Bank Limited and the Deed of Debenture dated 16 October 2019 between Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited;

●	that Funding Societies Private Limited has consented in writing to the consummation of the Transaction under the Note issuance agreement (bolt term financing) dated 23 February 2022, along with the investment note certificate dated 24 February 2022 representing the aggregate value of S$100,000 between Kent Ridge Healthcare Singapore Private Limited as issuer, Chen Weiwen Kelvin as guarantor, Funding Societies Private Limited as an agent acting on behalf of the investors, and DBS Bank Limited Singapore as escrow agent;

●	that EUDA will have aggregate cash equal to or exceed $10.0 million immediately prior to Closing;

●	that certain designees of the Seller, who will receive an aggregate of 1,000,000 Purchaser Shares at Closing will be required to sign the Lock-Up Agreement; and

●	that Kent Ridge Health Private Limited shall have irrevocably amended its Organizational Documents to remove “Kent Ridge” from its official name.

The Definitive Proxy Statement is amended and supplemented on page 83 by adding the following to the “Proposal No. 1 – The Business Combination Proposal – Ancillary Agreements to the SPA” section of the Definitive Proxy Statement:

Forward Purchase Agreement

On November 1, 2022, 8i and Greentree entered into a Forward Share Purchase Agreement pursuant to which, on the sixty (60) day anniversary of the date of the closing of the Share Purchase, Greentree may elect to sell and transfer to 8i, and 8i will purchase, in the aggregate up to 125,000 8i’s Ordinary Shares (the “Investor Shares”) then held by Greentree. 8i will purchase the Investor Shares at a price of $10.41 per Investor Share (the “Investor Shares Purchase Price”). The date of the purchase by 8i of the Investor Shares is referred to as the “Investor Shares Closing Date”. In conjunction with the sale of the Investor Shares to 8i, Greentree shall notify 8i and the Escrow Agent (as defined below) in writing anytime during the period commencing fifteen (15) business days and ending two (2) business days prior to the sixty (60) day anniversary of the Closing Date whether or not Greentree is exercising its right to sell the Investor Shares that Greentree holds to 8i pursuant to the Forward Purchase Agreement (each, a “Investor Shares Sale Notice”). Failure of timely delivery of the Investor Shares Sales Notice shall be deemed as forfeiture of Greentree’s right to sell any Investor Shares to 8i pursuant to the Forward Purchase Agreement. If an Investor Shares Sale Notice is timely delivered by Greentree to 8i and the Escrow Agent, 8i will purchase from Greentree the Investor Shares held by Greentree on the Investor Shares Closing Date.

Greentree agreed to purchase all Investor Shares at a price per share no greater than the price paid to 8i’s public shareholders who elected to redeem their shares in connection with shareholders’ vote to approve the Share Purchase (the “Redemption Price”). In exchange for 8i’s commitment to purchase the Investor Shares on the Investor Shares Closing Date, Greentree agreed that it will not request redemption of any of the Investor Shares in conjunction with 8i’s shareholders’ approval of the Share Purchase, or tender the Investor Shares to 8i in response to any redemption or tender offer that 8i may commence for its Ordinary Shares. Such waiver by Greentree may reduce the number of Ordinary Shares redeemed in connection with the Share Purchase, which reduction could alter the perception of the potential strength of the business combination transaction contemplated by the SPA.

Commencing on the day after the Closing Date and prior to the one (1) month anniversary of the Closing Date, Greentree may sell its Investor Shares in the open market as long as the sales price exceeds $10.36 per Investor Share (such sale, the “Early Sale” and such shares, the “Early Sale Shares”). If Greentree sells any Investor Shares in an Early Sale, the Escrow Agent shall release from the Escrow Account (x) to Greentree an amount equal to $0.05 per Early Sale Share sold by Greentree (the “Early Sale Premium”) and (y) to 8i an amount equal to $10.36 per Early Sale Share sold in such Early Sale. If Greentree has sold Investor Shares in the open market other than an Early Sale, the Escrow Agent shall release to 8i for 8i’s use without restriction an aggregate amount equal to the number of Investor Shares sold multiplied by the Investor Shares Purchase Price.

Within one (1) business day following the closing of the Share Purchase, 8i will deposit into an escrow account with American Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of an escrow agreement, an amount equal to the Investor Shares Purchase Price multiplied by the aggregate number of Investor Shares held by Greentree as of the Closing Date (the “Escrowed Funds”). 8i’s purchase of the Investor Shares will be made with funds from the escrow account attributed to the Investor Shares. In the event that Greentree sells any Investor Shares as provided for above, it shall provide notice to 8i and the Escrow Agent within three (3) business days of such sale (the “Open Market Sale Notice), and the Escrow Agent shall release from the escrow account for 8i’s use without restriction an amount equal to the pro rata portion of the escrow attributed to the Investor Shares which Greentree has sold.

In the event that Greentree chooses not to sell to 8i any Investor Shares that Greentree owns as of the sixty (60) day anniversary of the date of the closing of the Share Purchase, or if Greentree fails to timely provide notice of its election to sell such Investor Shares to 8i, the Escrow Agent shall release all remaining funds from the escrow account for the 8i’s use without restriction.

Nothing in the Forward Purchase Agreement prohibits or restricts Greentree from purchasing from third parties prior to the Closing Date 8i’s Ordinary Shares, including shares that have previously been tendered by third parties for redemption in conjunction with shareholders’ approval of the Share Purchase, to the extent such third parties unwind such tenders for redemption, or any warrants, convertible notes or options (including puts or calls) of 8i; provided, the aggregate number of Investor Shares (including any additional shares) owned by Greentree shall not exceed 125,000 Ordinary Shares, unless otherwise agreed in writing by all parties.

The Forward Purchase Agreement contains customary representations, warranties and covenants from the parties. 8i’s obligation to consummate the transactions contemplated by the Forward Purchase Agreement are subject to the consummation of the Share Purchase.

8i agreed to indemnify Greentree and its respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of 8i, EUDA or any of their respective subsidiaries asserting that Greentree is not entitled to receive the aggregate Share Purchase Price or such portion thereof as it is entitled to receive pursuant to the Forward Purchase Agreement, unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

The Forward Purchase Agreement may be terminated: (i) by mutual written consent of 8i and Greentree; (ii) automatically if 8i’s shareholders fail to approve the Share Purchase before November 24, 2022 (the “Outside Date”), as the Outside Date may be extended pursuant to the SPA, or if the closing of the Share Purchase does not occur for any reason; and (iii) prior to the closing of the Share Purchase by Greentree if there occurs a Company Material Adverse Effect (as defined in the SPA), or by Greentree if the Escrow Agreement is not executed (by any party to the Escrow Agreement other than Greentree) for any reason on or before the Closing Date.

The primary purpose of entering into the Forward Purchase Agreement is to help ensure that certain Nasdaq initial listing requirements will be met, and therefore increases the likelihood that the Business Combination will close.

Agreement for Advisory Services

On October 18, 2022, Seller and GSV Capital Partners LLC (“GSV”) entered into an Agreement for Advisory Services pursuant to which, among other things, (a) Seller retained GSV to facilitate the Forward Purchase Transaction; and (b) GSV will receive from Seller up to 50,000 Ordinary Shares of 8i following the closing of the Business Combination as payment for its advisory services, provided that Greentree has not breached any terms of the Forward Purchase Agreement. On November 6, 2022, Seller and GSV reached an oral agreement to reduce the consideration to GSV from 50,000 shares to 12,500 shares.

The Definitive Proxy Statement is amended and supplemented on page 83 by adding the following to the “Proposal No. 1 – The Business Combination Proposal – Background of the Business Combination” section of the Definitive Proxy Statement:

Between September 26, 2022 and October 9, 2022, representatives of 8i had preliminary discussions with representatives of Greentree regarding a potential forward purchase transaction. On October 10, 2022, representatives of Greentree sent 8i’s management a term sheet and a draft forward purchase agreement detailing the terms of a potential forward purchase transaction. Between October 10 and October 17, 2022, discussions between Greentree and 8i’s management regarding the terms of the such transaction continued. On October 17, 2022, Loeb sent ArentFox Schiff LLP, counsel to Greentree, an updated draft of the Forward Purchase Agreement. On October 18, 2022, 8i’s management discussed a potential forward purchase transaction with its Board and the Board authorized 8i’s management to negotiate and execute a definitive agreement with respect to the forward purchase transaction. On November 1, 2022, 8i entered into the Forward Purchase Agreement with Greentree, and EUDA signed and acknowledged the same. The final terms were substantially consistent with the terms agreed to between the parties on October 17, 2022. The primary purpose of entering into the Forward Purchase Agreement is to help ensure that certain Nasdaq initial listing requirements will be met, and therefore increases the likelihood that the Business Combination will close.

Between October 25 and November 6, 2022 as parties prepared for the Closing, 8i’s Board considered (i) the date on which the Business Combination is scheduled to close, and (ii) the date on which 8i will terminate on November 24, 2022 (unless further extended pursuant to 8i’s Current Charter), and remains confident that EUDA can raise additional financing post-closing. On November 7, 2022, 8i’s Board authorized management to enter into a waiver agreement with the Seller waiving certain closing conditions under the SPA. On November 7, 2022, 8i and the Seller entered into a Waiver Agreement waiving among other things, the following conditions to Closing, effective as of the date of Closing:

●	that United Overseas Bank Limited has consented in writing to the consummation of the Transaction under each of the Banking Facility Agreement dated 21 August 2019 between Kent Ridge Healthcare Singapore Private Limited (formerly known as Sheares HMO Private Limited) and United Overseas Bank Limited and the Deed of Debenture dated 16 October 2019 between Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited;

●	that Funding Societies Private Limited has consented in writing to the consummation of the Transaction under the Note issuance agreement (bolt term financing) dated 23 February 2022, along with the investment note certificate dated 24 February 2022 representing the aggregate value of S$100,000 between Kent Ridge Healthcare Singapore Private Limited as issuer, Chen Weiwen Kelvin as guarantor, Funding Societies Private Limited as an agent acting on behalf of the investors, and DBS Bank Limited Singapore as escrow agent;

●	that EUDA will have aggregate cash equal to or exceed $10.0 million immediately prior to Closing;

●	that certain designees of the Seller, who will receive an aggregate of 1,000,000 Purchaser Shares at Closing will be required to sign the Lock-Up Agreement; and

●	that Kent Ridge Health Private Limited shall have irrevocably amended its Organizational Documents to remove “Kent Ridge” from its official name.

The Definitive Proxy Statement is amended and supplemented on page 117 by adding the following to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 8i – Contractual Obligations” section of the Definitive Proxy Statement:

On November 1, 2022, 8i entered into the Forward Purchase Agreement with Greentree Financial Group, Inc., a Florida corporation (“Greentree”). To the extent Greentree purchases 8i’s Ordinary Shares in accordance with the Forward Purchase Agreement, Greentree may elect to sell and transfer to 8i, and 8i has agreed to purchase, in the aggregate up to 125,000 Ordinary Shares (the “Investor Shares”) then held by Greentree on the sixty (60) day anniversary of the date of the closing of the Share Purchase, and pay Greentree at a price of $10.41 per Investor Share (the “Investor Shares Purchase Price”), out of the funds held in the Trust Account, the Escrowed Funds (as such term is defined in the “Proposal No. 1 – The Business Combination Proposal – Ancillary Agreements to the SPA”).

The Definitive Proxy Statement is amended and restated on pages 164 and 165 by replacing the “UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF 8i AND EUDA” section of the Definitive Proxy Statement with the following:

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA

OF 8i AND EUDA

As of June 30, 2022	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Shareholders’ equity (deficiency)	(3,723,550)	$(1,112,608)	$82,327,458	$60,709,230	$39,091,002	$17,472,774	$7,227,833
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000
Book value per redeemable ordinary share	(0.34)
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Book value per non-redeemable ordinary share	(0.34)	$(1.11)	$3.15	$2.53	$1.79	$0.89	$0.39

For the Six Months Ended June 30, 2022	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Net income (loss) attributable to ordinary shareholders	$(1,537,948)	$(1,637,793)	$(863,907)	$(863,907)	$(863,907)	$(863,907)	$(863,907)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000
Basic and diluted net loss per redeemable ordinary share	$(0.13)
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Basic and diluted net loss per non-redeemable ordinary share	$(0.16)	$(1.64)	$(0.03)	$(0.04)	$(0.04)	$(0.04)	$(0.05)

For the Year Ended December 31, 2021	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$586,418	$586,418	$586,418	$586,418	$586,418
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849
Basic and diluted net earnings per redeemable ordinary share	$5.14
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)	$0.86	$0.02	$0.02	$0.03	$0.03	$0.03

The Definitive Proxy Statement is amended and supplemented on page 181 by adding the following to the “Directors and Executive Officers of EUDA” section of the Definitive Proxy Statement:

Wilke Services Limited. Wilke Services Limited served as a corporate director of EUDA from June 8, 2021 until its resignation on November 5, 2022.

The Definitive Proxy Statement is amended and supplemented on page 183 by replacing the table at the beginning of the “Directors and Executive Officers of the Combined Company after the Business Combination – Executive Officers and Directors” section of the Definitive Proxy Statement with the following:

Name	Age	Position(s)
Wei Wen Kelvin Chen	38	Chief Executive Officer, Executive Director
Thien Su Gerald Lim(1)	64	Independent director nominee
David Francis Capes(1)	62	Independent director nominee
Alfred Lim(2)	71	Independent director nominee
Kim Hing Chan(1)	66	Independent director nominee
Steven John Sobak	76	Chief Financial Officer
Daniel Tan	41	Chief Technology Officer

(1)	EUDA’s Designee
(2)	8i’s Designee

The Definitive Proxy Statement is amended and supplemented on page 184 by adding the following to the end of the “Directors and Executive Officers of the Combined Company after the Business Combination – Executive Officers and Directors” section of the Definitive Proxy Statement:

Steven John Sobak. Mr. Steven John Sobak has been serving as EUDA’s Chief Financial Officer since March 2022 and has over 45 years in healthcare administrative experience covering most aspects of hospital management in both the public and private sectors, in general acute and various specialty facilities. Within Singapore and Malaysia, he has served as Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer at various hospitals ranging from 100 to over 1,500 beds. Over the years he has worked in the US, Saudi Arabia, Singapore, Malaysia and with consulting assignments in China and India. Since 2014, Mr. Sobak has been an Independent Healthcare Consultant for new, greenfield and brownfield projects as well as other potential ventures in Singapore, where he offered healthcare related consulting and advisory services of both. He provided guidance and feasibility study preparations for projects in China to gather required information, guidance and direction for managing the planning, construction and pre-opening requirements. From June 2010 to July 2016, he served as the Chief Operating Officer (June 2010 to January 2016) and Senior Director of National Neuroscience Institute (January 2016 to July 2016). Prior to that, Mr. Sobak was the Chief Executive Officer of Singapore Cord Blood Bank from January 2009 through June 2015. Concurrently, he was the Senior Instructor at Business Continuity Management Institute. From October 1969 through January 2014, he held various positions at Singapore Management University – Singhealth, Healthcura Consulting Pvt Ltd, KK Women’s and Children’s Hospital, United Engineers Group (Medical Hall Ltd), Southern Hospital Group, Tan Tock Seng Hospital Pte Ltd and Hospital Corporation of America/International Inc. At various times in his career, he had direct operational responsibility for many departments such as Finance, Purchasing, Corporate Communications, Quality Service Management (QSM), Legal, Facilities and Maintenance Operations, Bio-Medical Services, IT, and more. He introduced the concept of Pre-Admission Patient Financial Counseling in 1989, which was subsequently adopted by all hospitals in Singapore. He has supervised and been responsible for various Divisions within the Executive, Allied Health, Outpatient, Operational Support, etc. Mr. Sobak holds a Master’s Degree in Finance and a Bachelor’s Degree in Management, both from Wayne State University.

Daniel Tan. Mr. Daniel Tan has more than 15 years of experience in high-tech industries including autonomous vehicles, complex underwater defense systems and logistics platform technologies. Mr. Tan has served as the Chief Technology Officer of EUDA since July 2021. From October 2020 to July 2021, Mr. Tan was the Head of the Product Excellence Office (Global eTrade Division) at Crimsonlogic Pte Ltd (Crimsonlogic). Prior to that, from 2018 to 2020, he was the Head of the Strategic Program Management Office (PMO). He was instrumental in the development and delivery of Port of Singapore Authority’s Global Portnet Systems and promoted within one year to be Head of Strategic PMO at Crimsonlogic. At Crimsonlogic, he strategized and implemented the company-wide Agile-Scrum Framework methodology for product development and reporting metrics. From May 2017 to June 2018, he was with Singapore Technologies Kinetics as the Program Manager leading the Kinetics Advanced Robotics department, where he managed the rapid expansion of the robotics arm. From October 2010 to April 2017, he held various positions in APL Logistics Ltd  (May 2016 to April 2017), Maven Lab Pte Ltd (March 2015 to April 2016), Singapore Technologies Electronics (November 2010 to December 2014) and PSA Corporation Ltd (January 2006 to October 2010). Mr. Tan holds a Master’s Degree in Systems Design & Management from National University of Singapore and multiple professional certifications in Project Management & ITIL.

The Definitive Proxy Statement is amended and supplemented on page 187 by replacing the last paragraph and table at the end of the “Beneficial Ownership of Securities – Pre & Post Business Combination” section of the Definitive Proxy Statement with the following:

The expected beneficial ownership of Ordinary Shares post-Business Combination under the header “Post-Business Combination—Assuming No Redemption” assumes none of the Public Shares having been redeemed.

	Pre-Business Combination		Post-Business Combination
	Ordinary Shares		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	% of Outstanding Ordinary Shares	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of 8i:
Meng Dong (James) Tan(2)	2,436,500	22.0%	8,607,850	27.5%	8,607,850	36.1%
Guan Hong (William) Yap	3,000	*	3,000	*	3,000	*
Ajay Rajpal	3,000	*	3,000	*	3,000	*
Alexander Arrow	3,000	*	3,000	*	3,000	*
Kwong Yeow Liew	3,000	*	3,000	*	3,000	*
All Directors and Executive Officers of 8i as a Group (5 Individuals)	2,448,500	22.1%	8,619,850	27.5%	8,619,850	36.2%
Five Percent Holders 8i:
8i Holdings 2 Pte. Ltd.(3)	2,141,250	19.3%	2,141,250	6.8%	2,141,250	9.0%
Meng Dong (James) Tan(2)	2,436,500	22.0%	8,607,850	27.5%	8,607,850	36.1%
Directors and Executive Officers of Combined Entity After Consummation of the Business Combination:
Wei Wen Kelvin Chen(4)	0	-	644,000	2.1%	644,000	2.7%
Steven John Sobak(5)	0	-	3,445	*	3,445	*
Daniel Tan	0	-	0	-	0	-
Thien Su Gerald Lim	0	-	0	-	0	-
David Francis Capes	0	-	0	-	0	-
Alfred Lim	0	-	0	-	0	-
Kim Hing Chan	0	-	0	-	0	-
All Directors and Executive Officers of Combined Entity as a Group (7 Individuals)	0		647,445	2.1%	647,445	2.7%
Five Percent Holders of Combined Entity After Consummation of the Business Combination:
Watermark Developments Limited(6)	0	-	9,660,000	30.8%	9,660,000	40.5%
8i Holdings 2 Pte. Ltd.(3)	2,141,250	19.3%	2,141,250	6.8%	2,141,250	9.0%
Meng Dong (James) Tan(2)	2,436,500	22.0%	8,607,850	27.5%	8,607,850	36.1%
Fook-Meng Chan(7)	0	-	1,538,000	4.9%	1,538,000	6.5%

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the shareholders is c/o 8i Acquisition 2 Corp., 6 Eu Tong Sen Street #08-13 Singapore 059817.

(2) Share amounts under both Post-Business Combination scenarios include (i) 292,250 shares underlying the Private Units, (ii) 146,125 shares underlying the warrants in the Private Units, (iii) 29,225 shares underlying the rights in the Private Units; (iv) 2,776,000 shares as part of the Initial Consideration; and (v) 3,220,000 shares through his beneficial ownership of 500,000 ordinary shares (approximately 33.33%) of Watermark Developments Limited (“Watermark”) through his two wholly-owned companies, 8i Capital Limited and 8i Enterprises Pte Ltd. As the sole shareholder of EUDA, Watermark will receive 9,660,000 shares at the closing of the Business Combination,

(3) Mr. Tan, the Company’s Chief Executive Officer and Chairman is the sole shareholder and director of 8i Holdings 2 Pte. Ltd. Mr. Tan has sole voting and dispositive power over the shares. The address for 8i 2 Holdings Limited is c/o 8i Acquisition 2 Corp., c/o 6 Eu Tong Sen Street #08-13 Singapore 059817.

(4) Dr. Kelvin Chen beneficially owns 100,000 ordinary shares of Watermark which as the sole shareholder of EUDA, will receive 9,660,000 Ordinary Shares at the closing of the Business Combination.

(5) Steven John Sobak beneficially owns 535 ordinary shares of Watermark, which as the sole shareholder of EUDA, will receive 9,660,000 Ordinary Shares at the closing of the Business Combination.

(6) 9,660,000 Purchaser Shares will be issued to Watermark Developments Limited, or any designee specified by Watermark Developments Limited, at closing of the Business Combination, of which (a) approximately 33.33% are beneficially owned by Mr. Meng Dong (James) Tan, through 8i Capital Limited and 8i Enterprises Pte Ltd, (b) 15.33% are beneficially owned by Fan Pingli through Wilke Services Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (c) approximately 6.67% are beneficially owned by Mr. Fook-Meng Chan, through Watermark Capital Pte Ltd, at 150 Cecil Street #03-02, Singapore 069543, (d) approximately 6.67% are beneficially owned by Kelvin Chen, through Interglobe Venture Inc, at Ground Floor, Coastal Building, Wickhams Cay II, PO Box 3169, Road Town, Tortola, British Virgin Islands, (e) approximately 6.57% are beneficially owned by Hartanto through Mount Locke Limited, at Suite 9, Ansuya Estate, Revolution Avenue Victoria, Mahe, Seychelles, (f) approximately 6.53% are beneficially owned by Koh Yong Pau through Pine Alliance Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands, and (g) approximately 6.53% are beneficially owned by Kng Pong Sai through Scotgold Holdings Limited, at Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola VG 1110 British Virgin Islands. The remaining shareholders of Watermark Developments Limited each own less than 5% of Watermark Developments Limited. The address of Watermark Developments Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7) Share amounts under both Post-Business Combination scenarios include (i) 694,000 shares as part of the Initial Consideration; (ii) 200,000 shares to be issued at the closing of the Business Combination to Menora Capital Pte. Ltd. which is owned by Mr. Fook-Meng Chan; and (iii) 644,322 shares through his beneficial ownership of Watermark which, as the sole shareholder of EUDA, will receive 9,660,000 Ordinary Shares at the closing of the Business Combination.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares online if you subsequently choose to participate in the Meeting via teleconference. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the Meeting via teleconference and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Important Information for Investors and Shareholders

This Current Report relates to a proposed transaction between LAX and EUDA Health. It does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. LAX has filed a proxy statement with the Securities and Exchange Commission (the “Commission”) and the proxy statement has been sent to all LAX shareholders. LAX also will file other documents regarding the proposed transaction with the Commission. Before making any voting decision, investors and shareholders of LAX are urged to read the proxy statement and all other relevant documents filed or that will be filed with the Commission in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and shareholders can obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the Commission by LAX through the website maintained by the Commission at www.sec.gov.

Participants in the Solicitation

LAX and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from LAX’s shareholders with respect to the proposed transaction. Information regarding LAX’s directors and executive officers is available in its prospectus filed in connection with its initial public offering on November 22, 2021. Additional information regarding the participants in the proxy solicitation relating to the proposed transaction and a description of their direct and indirect interests can be found in the proxy statement filed with the Commission on October 13, 2022.

EUDA Health and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of LAX in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction is included in the proxy statement filed with the Commission on October 13, 2022 for the proposed transaction. You may obtain free copies of these documents as described in the second paragraph under the above section entitled “Important Information for Investors and Shareholders.”

This Current Report is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Share Purchase or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K and on the current expectations of LAX’s and EUDA Health’s respective management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of LAX and EUDA Health. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the prospectus filed by LAX in connection with its initial public offering on November 22, 2021. Important factors, among others, that may affect actual results or outcomes include: the inability of the parties to successfully or timely consummate the Share Purchase, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect EUDA Health or the expected benefits of the Share Purchase, if not obtained; the failure to realize the anticipated benefits of the business combination; matters discovered by the parties as they complete their respective due diligence investigation of the other parties; the ability of LAX prior to the Share Purchase, and EUDA Health following the Share Purchase, to maintain the listing of LAX’s shares on Nasdaq; costs related to the business combination; the failure to satisfy the conditions to the consummation of the Share Purchase, including the approval of the SPA by the shareholders of LAX, the satisfaction of the minimum cash requirements of the SPA following any redemptions by LAX’s shareholders; the risk that the Share Purchase may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; and the outcome of any legal proceedings that may be instituted against LAX or EUDA Health related to the business combination. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: EUDA Health’s limited operating history and history of net losses; EUDA Health’s ability to manage growth; EUDA Health’s ability to execute its business plan; EUDA Health’s estimates of the size of the markets for its products; the rate and degree of market acceptance of EUDA Health’s products; EUDA Health’s ability to identify and integrate acquisitions; potential litigation involving the Company or EUDA Health or the validity or enforceability of EUDA Health’s intellectual property; and general economic and market conditions impacting demand for EUDA Health’s products and services.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LAX nor EUDA Health presently know, or that LAX and EUDA Health currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect LAX and EUDA Health’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this Current Report on Form 8-K and the attachments hereto should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report on Form 8-K and the attachments hereto, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of LAX and EUDA Health described above. LAX and EUDA Health anticipate that subsequent events and developments will cause their assessments to change. However, while LAX and EUDA Health may elect to update these forward-looking statements at some point in the future, they each specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing LAX or EUDA Health’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Forward Purchase Agreement, dated November 1, 2022
10.2	Wavier Agreement, dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2022

8i Acquisition 2 Corp.

By:	/s/ Meng Dong (James) Tan
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer